EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Stephen G. Hoffmann and Jonathan J. Wick certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Canyon Bancorp.

2. The Form 10-Q of Canyon Bancorp, for the Quarter Ended June 30, 2008, complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Canyon Bancorp.

Date: August 14, 2008	/s/ Stephen G. Hoffmann
Stephen G. Hoffmann
Chief Executive Officer

Date: August 14, 2008	/s/ Jonathan J. Wick
Jonathan J. Wick
Chief Financial Officer